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                                                                   Exhibit 10 KK

                                February 25, 2003


H. Furlong Baldwin
Mercantile Bankshares Corporation
Two Hopkins Plaza
Baltimore, MD 21201

Dear Baldy,

In consideration of (i) your agreement to step down as Chairman of Mercantile Bankshares Corporation and as a Director of Mercantile Bankshares Corporation and Mercantile-Safe Deposit and Trust Company, and (ii) the termination of the consulting agreement dated February 2, 2001 (the "Agreement"), all to be effective as of March 1, 2003, the Corporation agrees to the following:

     . Payout of the fee for the last year of the Agreement ($500,000), payable to you at any time on or before February 29, 2004 in such manner (installment or lump sum) as you shall choose.
     . Continuation for the period March 1, 2003 through February 29, 2004 of the travel allowance and automobile use previously provided under the Agreement (with the Corporation to make payments to you as necessary to ensure that the tax impact of your receipt of such benefits during such period is the same as if they had been provided pursuant to the Agreement).
     . Provision of suitable office facilities, secretarial services and parking for as long as you shall desire, at such location as you and the Chief Executive Officer of the Corporation, from time to time, shall mutually agree upon.
     . $150,000 payable to you at any time on or before February 29, 2004 in such manner (installment or lump sum) as you shall choose.

If you are in agreement, please sign in the space provided below and return the original to my attention.

                                        Sincerely,



                                        /s/ Edward J. Kelly, III
                                        -------------------------------------
                                        Edward J. Kelly, III
                                        President and Chief Executive Officer

ACCEPTED AND AGREED TO:


/s/ H. Furlong Baldwin     February 25, 2003
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H. Furlong Baldwin         Date